AMENDMENT NO. 2
                                       TO
                               ALLTEL CORPORATION
                     LONG-TERM INCENTIVE COMPENSATION PLAN
                (As Amended and Restated as of January 1, 1993)


      This Amendment No. 2 to ALLTEL Corporation Long-Term Performance Incentive Compensation Plan, as amended and restated as of January 1, 1993 (the Plan ), is effective as of January 29, 1998.

      Article XII of the Plan, titled DEFERRAL OF AWARDS, is hereby amended to provide as follows:

         Notwithstanding the foregoing, no deferrals of Awards for any Performance Measurement Period ending after December 31, 1997 shall occur hereunder; payment of those Awards may, however, be deferred under any other plan or arrangement of the Company according to the terms and conditions and to the extent (if any) provided thereunder.

    Article III of the plan, titled ADMINISTRATION, is hereby amended to provide as follows:

         "On or about March 1 of each year, the Company shall prepare and deliver to each Participant who has deferred all or a portion of an Award in accordance with Section VII a statement regarding the deferred amount of the Award."


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